UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                         July 18, 2008 (July 15, 2008)

                          CAPSTONE TURBINE CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                 001-15957              95-4180883
  (State or other jurisdiction      (Commission          (I.R.S. Employer
       of incorporation)            file number)        Identification No.)

               21211 Nordhoff Street, Chatsworth, California 91311
                    (Address of principal executive offices)


                                 (818) 734-5300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Precommencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Precommencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events.

     On July 15, 2008, a director of sales of Capstone Turbine Corporation, a Delaware corporation (the "Company"), gave a sales presentation that could indicate that orders for the Company's 200-kilowatt ("C200") microturbine have shipped and stated that more than 5,000 microturbine production units have been sold since the Company's inception. As of March 31, 2008 the Company had shipped over 4,000 systems and had 426 systems in backlog. As of the date of this report, no commercial C200 microturbine orders have shipped. The first commercial C200 microturbines are scheduled to be shipped in September 2008 and as of March 31, 2008, the Company had 60 units or 12 megawatts in total backlog of C200 microturbines. More information on the sales and scheduled shipments of the C200 microturbines can be found in the Company's Annual Report on Form 10-K for the year ended March 31, 2008 under the heading "Business." In addition, a corrected version of the sales presentation has been included on the Company's website, www.capstoneturbine.com, in the section titled "Investor Relations - Presentations."


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                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CAPSTONE TURBINE CORPORATION


Date: July 18, 2008                      By:  /s/ Edward Reich
                                              ----------------------------------
                                              Executive Vice President and Chief
                                              Financial Officer